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                                                                    Exhibit 10.4


                         TRUST AND DISBURSING AGREEMENT

                                      AMONG

              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                 THE OFFICIAL UNSECURED CREDITORS' COMMITTEE

                                       AND

                      WASHINGTON GROUP INTERNATIONAL, INC.

                          DATED AS OF JANUARY 25, 2002

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                                TABLE OF CONTENTS

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
                                                                            PAGE
1.    Designation and Acceptance of Trustee and Disbursing Agent.............1

2.    Establishment of Accounts..............................................1

3.    Investment of Cash.....................................................2

4.    Distributions of Plan Consideration....................................2

5.    Procedures Regarding Plan Consideration................................4

6.    Certain Procedures Regarding Distributions.............................4

7.    [INTENTIONALLY OMITTED]................................................6

8.    Unclaimed and Undeliverable Distributions..............................6

9.    Dividends..............................................................7

10.   Tax Reporting and Withholding..........................................8

11.   Tax Reporting and Payments for Disputed Claims Reserves................8

12.   Information Reports....................................................8

13.   Scope of Wells Fargo's Duties..........................................9

14.   Indemnification........................................................9

15.   Term of Agreement.....................................................10

16.   Fees and Expenses.....................................................10

17.   Authorized Officers...................................................10

18.   Notices...............................................................11

19.   Successors and Assigns................................................12

20.   Successor by Merger...................................................12

21.   Governing Law; Jurisdiction...........................................12

22.   Severability..........................................................13

23.   Amendments; Waivers...................................................13

24.   Entire Agreement......................................................13

25.   Section Headings......................................................13

26.   Counterparts..........................................................13



                                      -i-

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                                TABLE OF EXHIBITS

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

EXHIBIT A      List of Initial Accounts
EXHIBIT B      Agency and Custody Account Directions for Cash Balances
EXHIBIT C      Fee Schedule
EXHIBIT D-1    Company Authorized Officer Certificate
EXHIBIT D-2    Plan Committee Authorized Officer Certificate



                                      -ii-

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                         TRUST AND DISBURSING AGREEMENT

This Trust and Disbursing Agreement (this "Agreement") is entered into as of January 25, 2002 (the "Effective Date") pursuant to the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., dated July 24, 2001, as modified (the "Plan"), among WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), the OFFICIAL UNSECURED CREDITORS' COMMITTEE established by the Plan (the "Creditors' Committee"), and WASHINGTON GROUP INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the "Company").

                                    RECITALS

FIRST: In the chapter 11 cases in the United States Bankruptcy Court for the District of Nevada known as IN RE WASHINGTON GROUP INTERNATIONAL, INC., ET AL., JOINTLY ADMINISTERED CASE NO. BK-N-01-31627, the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") confirmed the Plan on December 21, 2001. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

SECOND: The Plan provides for distributions of cash, New Common Shares, Class 7 Stock Warrants and the proceeds, if any, of the Transferred Avoidance Actions (collectively, the "Plan Consideration") to holders of Allowed Claims.

THIRD: The Plan provides that the Creditors' Committee will continue to exist as the Plan Committee after the Effective Date, pursuant to the Plan Committee Document, in order to prosecute objections to Disputed Class 7 Claims, to pursue recovery of the avoiding actions, to monitor implementation of the Plan, and to take such other actions as are set forth in the Plan, the Confirmation Order or the Plan Committee Document or as may be approved or ordered by the Bankruptcy Court.

FOURTH: The Creditors' Committee and the Company desire to designate Wells Fargo as Disbursing Agent and Trustee, and Wells Fargo desires to accept the designation subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the Company, the Creditors' Committee and Wells Fargo agree as follows:

1. DESIGNATION AND ACCEPTANCE OF TRUSTEE AND DISBURSING AGENT. The Company and the Creditors' Committee hereby designate Wells Fargo to act pursuant to the Plan and in accordance with the instructions set forth in this Agreement. Wells Fargo hereby accepts such designation and agrees to be bound by and comply with the terms of this Agreement.

2. ESTABLISHMENT OF ACCOUNTS. Wells Fargo will establish the segregated accounts described on EXHIBIT A hereto and such other segregated accounts as the Company may require from time to time to receive and hold Plan Consideration pending distribution

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      thereof to holders of Allowed Claims (such accounts being referred to herein collectively as "Accounts").

3. INVESTMENT OF CASH. Wells Fargo is hereby authorized and directed to invest any cash in the Accounts, and any interest thereon, pursuant to the Agency and Custody Account Direction for Cash Balances form attached hereto as EXHIBIT B.

4.    DISTRIBUTIONS OF PLAN CONSIDERATION.

      a.    CLASS 6 DISTRIBUTIONS.

            (1)   As provided in the Plan, on the Effective Date and subject to
                  Section 3.3(a) of the Plan, holders of Allowed Claims in Class 6 will be entitled to receive distributions pursuant to the Plan as follows:

                  (a)   a Pro Rata share of $20,000,000.00 in cash; and

                  (b)   a Pro Rata share of 20,000,000 shares of New Common
                        Shares.

                  On the Effective Date, Wells Fargo will administer such distributions pursuant to this Agreement and in accordance with the written instructions of the Company.

            (2) The Company will provide to Wells Fargo a list of the holders of Allowed Claims in Class 6 as of the Effective Date, indicating for each (a) such holder's name, (b) such holder's address, (c) wire transfer instructions for such holder, if applicable, (d) a unique identification number for such claim, if applicable, (e) such holder's taxpayer identification number, if available, (f) whether such holder is subject to or exempt from backup withholding, if known, and (g) the amount of such holder's Claim (collectively, "Applicable Holder Distribution Information").

      b.    CLASS 7 DISTRIBUTIONS.

            (1) As provided in the Plan, on or as soon as practicable after the Effective Date and subject to Sections 3.3(b) and 8.2(b) of the Plan, each holder of Allowed Claims in Class 7 will be entitled to receive distributions pursuant to the Plan as follows:

                  (a)   a Pro Rata share of 5,000,000 shares of New Common
                        Shares;

                  (b) a Pro Rata share of the Tranche A Class 7 Warrants exercisable to purchase 3,086,420 shares of New Common Shares, subject to adjustment pursuant to the warrant agreement dated as of the date hereof, between Washington Group International, Inc. and Wells Fargo, as warrant agent (the "Warrant Agreement");

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                  (c)   a Pro Rata share of the Tranche B Class 7 Warrants
                        exercisable to purchase 3,527,337 shares of New Common Shares, subject to adjustment pursuant to the Warrant Agreement;

                  (d) a Pro Rata share of the Tranche C Class 7 Warrants exercisable to purchase 1,906,667 shares of New Common Shares, subject to adjustment pursuant to the Warrant Agreement; and

                  (e) a Pro Rata share of net proceeds, if any, derived from the Transferred Avoidance Actions.

                  From and after the Effective Date, Wells Fargo will administer such distributions pursuant to this Agreement in accordance with the written instructions of the Plan Committee.

            (2) The Plan Committee will deliver, or cause to be delivered, to Wells Fargo a list of the holders of Allowed Class 7 Claims as of the Distribution Date, indicating for each the Applicable Holder Distribution Information.

            (3)   In addition, the Plan Committee will provide to Wells Fargo
                  (a) a list of holders of Disputed Claims in Class 7 as of the Distribution Date, indicating for each the Applicable Holder Distribution Information, and (b) the aggregate Face Amount of the Disputed Claims in Class 7 as of the Effective Date.

            (4) In connection with each Quarterly Distribution Date (as defined hereinafter in Section 6.a(2)), the Plan Committee will deliver to Wells Fargo a list of holders of Allowed Claims in Class 7 that were Disputed Claims as of the immediately preceding Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, as of the Effective Date), indicating for each the Applicable Holder Distribution Information.

      c.    CLASS 7(a) DISTRIBUTIONS.

            (1) As provided in the Plan, on and after the Effective Date, holders of Allowed Convenience Claims are entitled to receive distributions of cash pursuant to the Plan.

            (2) If the Company desires Wells Fargo to administer distributions of cash to holders of Claims that become Allowed Convenience Claims subsequent to the Effective Date, then the Company will provide Wells Fargo written instructions regarding such distributions at such times as they become payable in accordance with the terms of the Plan. Any Allowed Convenience Class Claim with respect to which the Company so provides Wells Fargo written instructions pursuant to this section is referred to in this Agreement as an "Applicable Allowed Convenience Claim."

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5.    PROCEDURES REGARDING PLAN CONSIDERATION.

      a. CASH. Distributions of cash made pursuant to this Agreement, including any cash proceeds from the Transferred Avoidance
            Actions and cash to pay holders of any Applicable Allowed Convenience Claim, shall be made by checks drawn on a Wells Fargo controlled demand deposit account ("DDA"). At or prior to the time checks are issued by Wells Fargo with respect to any distributions of cash made pursuant to Section 4 of this Agreement, the Company will deposit, cause to be deposited, or there shall be transferred from the Accounts (as specified in the Exhibits to this Agreement or written instructions of the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and the Plan Committee with respect to Allowed Class 7 Claims) to, the DDA sufficient funds to cover such checks.

      b. NEW COMMON SHARES. Wells Fargo is hereby authorized and directed to requisition from itself, as transfer agent for the New Common Shares, certificates representing shares of New Common Shares in such names and in such amounts as will enable Wells Fargo to distribute such shares in accordance with Section 4.a and
            Section 4.b of this Agreement. The Company will cause Wells Fargo, in its capacity as transfer agent for the New Common Shares, to countersign, register and deliver certificates representing shares of New Common Shares in such names and in such amounts as will enable Wells Fargo to distribute such shares of New Common Shares in accordance with Section 4.a and
            Section 4.b of this Agreement.

      c. NEW WARRANTS. Wells Fargo is hereby authorized and directed to requisition from itself, as warrant agent under the Warrant Agreement, certificates representing Class 7 Stock Warrants in such names and in such amounts as will enable Wells Fargo to distribute such Class 7 Stock Warrants in accordance with
            Section 4.b of this Agreement. The Company will cause Wells Fargo, in its capacity as warrant agent under the Warrant Agreement, to countersign, register and deliver certificates representing Class 7 Stock Warrants in such names and in such amounts as will enable Wells Fargo to distribute such Class 7 Stock Warrants in accordance with Section 4.b of this Agreement.

6.    CERTAIN PROCEDURES REGARDING DISTRIBUTIONS.

a.          DISTRIBUTION MECHANICS.

            (1) From time to time on and after the Effective Date, Wells Fargo will make distributions pursuant to this Agreement as instructed by the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and by the Plan Committee with respect to Allowed Class 7 Claims.

            (2) Subsequent to the distributions made under Section 4.b of this Agreement, distributions pursuant to this Agreement shall be made on the last

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                  Business Day of the month following the end of each calendar quarter after the Effective Date, (each such day, a "Quarterly Distribution Date").

            (3) Prior to making any distribution pursuant to this Agreement, Wells Fargo, based on information provided to Wells Fargo by or on behalf of the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee with respect to Allowed Class 7 Claims, will, as promptly as practicable (and, in any event, within five business days) following receipt of such information and no less than five business days prior to a proposed disbursement, prepare and deliver to the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and to the Plan Committee (with a copy to the Company) with respect to Allowed Class 7 Claims, a written report (each, a "Disbursement Report") indicating:

                  (a) the name of the holder of an Allowed Claim to receive such distribution;

                  (b) the classification and amount of such holder's Allowed Claim in respect of which such distribution is to be made; and

                  (c) the type and amount of Plan Consideration to be distributed to such holder of an Allowed Claim pursuant to such distribution.

            (4) As promptly as practicable upon receipt of a Disbursement Report, the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and Plan Committee, with respect to Allowed Class 7 Claims, will review such Disbursement Report and will either (a) if the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and Plan Committee, with respect to Allowed Class 7 Claims, agree with such Disbursement Report, deliver to Wells Fargo a written instruction indicating its approval of the Disbursement Report and directing Wells Fargo to make the distribution or distributions described in such Disbursement Report (each, an "Approval Letter") or (b) if the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and Plan Committee, with respect to Allowed Class 7 Claims, disagree with such Disbursement Report, inform Wells Fargo of any necessary changes to the Disbursement Report, whereupon Wells Fargo will revise and resubmit the Disbursement Report to the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and Plan Committee (with a copy of such report to the Company), with respect to Allowed Class 7 Claims, for approval thereof.

            (5) As promptly as practicable upon receipt of an Approval Letter, Wells Fargo will mail (or deliver as otherwise specified in such Approval Letter or in instructions otherwise contemplated in this Agreement) Plan

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                  Consideration in the amounts as specified in the Disbursement
                  Report covered by such Approval Letter to the holders of Allowed Claims identified in such Disbursement Report.

      b. MAILING REQUIREMENTS. Distributions of Plan Consideration consisting solely of a check that are to be mailed may be mailed by United States Post Office - First Class Mail. All other distributions of Plan Consideration that are to be mailed will be mailed by United States Post Office - Certified Mail, Return Receipt Requested or sent by Airborne Express delivery service.

      c. INFORMATION LETTERS. Upon the written instruction of the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee with respect to Allowed Class 7 Claims, Wells Fargo will cause to be delivered with any distribution to holders of Allowed Claims pursuant to this Agreement an information letter to Wells Fargo in such form as provided by the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and by the Plan Committee with respect to Allowed Class 7 Claims.

      d. COMPLIANCE WITH PLAN AND APPLICABLE LAW. The Company and the Plan Committee will be solely responsible for determining whether Plan Consideration distributed pursuant to this Agreement is being distributed in accordance with the Plan and applicable law. Wells Fargo may rely solely on the written instructions of the Company, with respect to any distribution pursuant to this Agreement in respect of Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and any applicable order of the Bankruptcy Court, or in lieu thereof, the written instructions of the Plan Committee with respect to any distribution pursuant to this Agreement in respect of Allowed Class 7 Claims, as evidence that such distributions are being made in accordance with the Plan and applicable law.

7.    [INTENTIONALLY OMITTED]

8.    UNCLAIMED AND UNDELIVERABLE DISTRIBUTIONS.

      a. HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS. Any distribution of Plan Consideration to a holder of an Allowed Claim that is made by Wells Fargo but returned to Wells Fargo as undeliverable or otherwise is treated as undeliverable pursuant to this Agreement will be held by Wells Fargo and distributed according to the written instruction of the Company with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee, with respect to Allowed Class 7 Claims.

      b. UNDELIVERED NEW COMMON SHARES. Pending the distribution of any New Common Shares, Wells Fargo will cause all of the New Common Shares held by it in its capacity as Disbursing Agent, whether held in certificated form or through electronic entry on the books and records of Wells Fargo, as stock transfer agent, to be represented in person or by proxy at each meeting of the shareholders of the

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            Company and voted in any election of directors of the Company for the nominees recommended by the board of directors of the Company, unless, with respect to any New Common Shares to be distributed to holders of Allowed Class 7 Claims ("Undelivered Class 7 Shares"), the Plan Committee directs Wells Fargo, within two business days prior to the deadline published in the balloting materials related to such vote, to vote such shares in proportion to the votes cast or abstentions claimed by all other shareholders eligible to vote in such election, and, with respect to any other matter, as recommended by the board of directors of the Company unless, with respect to any Undelivered Class 7 Shares, the Plan Committee directs Wells Fargo to vote such shares in proportion to the votes cast or abstentions claimed by all other shareholders eligible to vote on such matter.

      c. UNCASHED CHECKS. If a check included in a distribution is not cashed within 180 days of the issuance thereof, Wells Fargo will void such check and the cash deposited by or on behalf of the Company with Wells Fargo to fund such check and any Cash Investment Yield, from the investment of such cash will be treated in accordance with the written instructions of the Company, with respect to Allowed Class 6 Claims and of the Plan Committee, with respect to Allowed Class 7 Claims. "Cash Investment Yield" shall mean the net yield, after providing for all applicable taxes, earned by the Company from the investment of cash held pending distribution pursuant to the Plan (including any dividends and other distributions on account of New Common Shares), which investment will be in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

      d. FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. If an undeliverable distribution is not claimed within two years after the Effective Date, such distribution will be treated in accordance with the written instructions of the Company, with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee, with respect to Allowed Class 7 Claims.

      e. NO OBLIGATION TO LOCATE HOLDERS. Nothing contained in this Agreement will require Wells Fargo to attempt to locate any holder of an Allowed Claim.

9. DIVIDENDS. From and after the Effective Date, dividends and other distributions received by Wells Fargo in respect of Plan Consideration (other than cash) held in Accounts by Wells Fargo for distribution to holders of Claims in Classes 6 and 7 will be deposited in appropriate Accounts and held pending distribution to such holders. From and after the Effective Date, any Cash Investment Yield from the investment of cash held in Accounts by Wells Fargo for distribution to holders of Claims in Classes 6, 7 and 7(a) will be retained in such Accounts pending distribution to such holders. Any distribution to a holder of an Allowed Claim in Classes 6, 7 and 7(a) will include: (1) dividends and other distributions previously paid to Wells Fargo in respect of any Plan Consideration (other than cash) included in such distribution and (2) a Pro Rata share of the Cash Investment Yield from the investment of any cash (including any cash dividends, cash interest payments or other cash distribution) held for the benefit of such holder. Any Cash

      Investment Yield from the investment of cash held in accounts for any other distribution under the Plan will be treated in accordance with the written instructions of the Company.

10. TAX REPORTING AND WITHHOLDING. The Company and the Plan Committee will be responsible for determining any tax reporting to persons or entities receiving distributions made under the Plan pursuant to this Agreement and reporting to any tax authority. The Company and the Plan Committee shall also be responsible for determining the amount of any tax withholding on such distributions. The Company, with respect to any distributions in respect of Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and the Plan Committee, with respect to any distributions in respect of Allowed Class 7 Claims, will instruct Wells Fargo with respect to tax reporting by (a) specifying in writing the version(s) of tax forms to be distributed and filed with a tax authority, (b) furnishing any information required in such tax forms and any additional information as may be reasonably requested by Wells Fargo in connection with this Section 10 and (c) specifying the type and amount of any tax withholding. Wells Fargo will, in accordance with the written instructions of the Company, with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee, with respect to Allowed Class 7 Claims, print and mail tax forms to persons or entities receiving distributions made under the Plan pursuant to this Agreement (and to the appropriate tax authority) and withhold and pay over to the tax authorities any taxes requested to be withheld. Wells Fargo may rely solely upon the instructions of the Company, with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee, with respect to Allowed Class 7 Claims, regarding tax reporting. The Company shall be responsible for signing any tax forms, if applicable, in its capacity as employer or payor and for the employer's share of any employment taxes payable in connection with a distribution.

11. TAX REPORTING AND PAYMENTS FOR DISPUTED CLAIMS RESERVES. Subject to definitive guidance from the IRS or the courts to the contrary and to the receipt of an adverse determination by the IRS upon audit if not contested by Wells Fargo in its capacity as the Disbursing Agent: (i) Wells Fargo shall treat the Disputed Class 7 Claims Reserve, and any other Disputed Claims Reserve established to implement the Plan, as a grantor trust as to which the Company is the grantor, (ii) the Company shall be responsible for the payment of all taxes on any income generated by money or property in the Disputed Claims Reserve, (iii) the Company shall timely instruct Wells Fargo concerning the payment of taxes, and (iv) Wells Fargo shall timely remit to the Company amounts necessary to pay such taxes at a combined federal and state rate deemed to be 39%.

12. INFORMATION REPORTS. On a weekly basis, or more frequently upon the reasonable request of the Plan Committee or the Company, Wells Fargo will furnish to the Plan Committee and the Company reports indicating:
      (a) the distributions made by Wells Fargo pursuant to this Agreement,
      (b) the distributions made by Wells Fargo pursuant to this Agreement that have been returned to Wells Fargo as undeliverable, and (c) such additional information as the Plan Committee or the Company may from time to time reasonably request. On a monthly basis, Wells Fargo will furnish to the Plan Committee and the Company the amount of any Cash Investment Yield from the investment of cash held by Wells Fargo in the Accounts.

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13.   SCOPE OF WELLS FARGO'S DUTIES.  Wells Fargo:  (a) will have no duties or obligations other than those specifically set forth in this Agreement or as may be subsequently agreed to by the Company and Wells Fargo in writing; (b) may rely on and will be indemnified by the Company in acting in reliance upon any court order, certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to Wells Fargo by the Company or the Plan Committee and believed by Wells Fargo to be genuine and to have been signed by the proper party or parties; except to the extent arising out of Wells Fargo's bad faith, gross negligence or willful misconduct; (c) will not be obligated to take legal action hereunder which might in Wells Fargo's reasonable judgment involve any expense or liability, unless Wells Fargo shall have been furnished with reasonable indemnity; PROVIDED, HOWEVER, that Wells Fargo will notify the Company promptly if Wells Fargo has reason to believe or becomes aware of any situation that requires legal action to protect the interests of the Company; (d) may act upon any tender, statement, request, comment, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Wells Fargo believes in good faith to be genuine and to have been signed or represented by a proper person or persons acting in a fiduciary or representative capacity (so long as proper evidence of such fiduciary's or representative's authority so to act is submitted to Wells Fargo) and Wells Fargo examines and reasonably concludes that such evidence properly establishes such authority; (e) may consult with the Company's counsel or its own with respect to any questions relating to Wells Fargo's duties and responsibilities, and the written opinion of such counsel shall be full and complete authorization and protection in respect of certain action taken, suffered or omitted to be taken by Wells Fargo hereunder in good faith and in accordance with the written opinion of such counsel; and (f) will not be obligated and is not authorized to take any actions in connection with the Accounts, any interest earned thereon or any other Plan Consideration held for distribution except as expressly set forth in this Agreement or as provided in the Plan.

14. INDEMNIFICATION. The Company will indemnify and hold harmless Wells Fargo from and against any and all costs, losses, liabilities, expenses (including reasonable counsel fees and disbursements) and claims imposed upon or asserted against Wells Fargo on account of any action taken or omitted to be taken by Wells Fargo in connection with the performance of its duties under this Agreement and the documents related hereto. If Wells Fargo becomes entitled to indemnity hereunder, Wells Fargo will give prompt written notice to the Company of any claim or of the commencement of any action or proceeding with respect to which Wells Fargo seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the Company will not relieve the Company from any obligation or liability except to the extent that the Company has been prejudiced materially by such failure. If such an action or proceeding is brought against Wells Fargo, the Company will be entitled to participate therein and, to the extent it may elect by written notice delivered to Wells Fargo promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to Wells Fargo. Notwithstanding the foregoing, Wells
      Fargo will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of Wells Fargo unless (i) the employment of such counsel shall have been authorized in writing by the Company, (ii) the Company shall not have employed counsel (reasonable satisfactory to Wells
      Fargo) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) Wells Fargo shall have concluded that there may be defenses or actions available to it which are different from or additional to those available to the Company which, if the Company and Wells Fargo were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to Wells Fargo. If any of the events specified in clause (i),
      (ii) or (iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for Wells Fargo shall be borne by the Company. If, in any case, Wells
      Fargo employs separate counsel, the Company will not have the right to direct the defense of such action or proceeding on behalf of Wells Fargo. Notwithstanding anything to the contrary contained in this
      Section 14, the Company will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Company will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which Wells Fargo is or could be a party and as to which indemnification could by sought by Wells Fargo under this Section 14, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to Wells Fargo of a release, in form and substance reasonably satisfactory to Wells Fargo, from all liability in respect of such claim or litigation for which Wells Fargo would be entitled to indemnification hereunder. Anything in this Agreement to the contrary notwithstanding, the Company will not be liable for any costs, losses, liabilities, expenses or claims to the extent they arise out of Wells Fargo's bad faith, gross negligence or willful misconduct.

15. TERM OF AGREEMENT. This Agreement shall remain in full force and effect until the later of: (a) 60 days after notice of termination has been given by the Company to Wells Fargo or by Wells Fargo to the Company, or (b) upon the disbursement of all the Plan Consideration, or
      (c) the completion of all tax reporting requirements for distributions made under the Plan. Upon termination of this Agreement, Wells Fargo shall distribute any Plan Consideration then held by Wells Fargo pursuant to written instructions received from the Company, with respect to Allowed Class 6 Claims and any Applicable Allowed Convenience Claim, and of the Plan Committee, with respect to Allowed Class 7 Claims. Promptly after any notice of termination of this Agreement pursuant to clause (a) of the first sentence of this
      Section 15, the Company and the Plan Committee will designate a successor Disbursing Agent and Wells Fargo will transfer to such successor Disbursing Agent in accordance with the written instructions of the Company and the Plan Committee all data files maintained by Wells Fargo in connection with this Agreement.

16. FEES AND EXPENSES. For its services, Wells Fargo will be entitled to compensation from the Company in accordance with EXHIBIT C hereto.

17. AUTHORIZED OFFICERS. The Company and the Plan Committee will submit to Wells Fargo a certificate substantially in the form of EXHIBIT D-1 or EXHIBIT D-2 hereto, as applicable, detailing the names and specimen signatures of the representatives of the Company and of the Plan Committee authorized to direct Wells Fargo under the terms of this

      Agreement. The Company and Plan Committee will provide to Wells Fargo revised certificates as necessary to reflect changes in such representatives.

18. NOTICES. All notices, directions, requests, demands, and other communications under this Agreement will be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the day after delivery to an overnight courier or the express mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

           IF TO WASHINGTON GROUP INTERNATIONAL, INC.:

           WASHINGTON GROUP INTERNATIONAL, INC.
           720 Park Boulevard
           Boise, Idaho  83712
           Fax:  208-386-6220
           Phone:  208-386-5758
           Attention:  Reed N. Brimhall

           WITH A COPY TO:

           JONES, DAY, REAVIS & POGUE
           77 West Wacker, Suite 3500
           Chicago, Illinois  60601-1692
           Fax:  312-782-3939
           Phone:  312-269-4103
           Attention:  Robert Dean Avery

           IF TO THE PLAN COMMITTEE:

           MURPHY SHENEMAN JULIAN & ROGERS
           101 California Street, Suite 3900
           San Francisco, California  94111
           Fax:  415-421-7879
           Phone:  415-398-4700
           Attention: Patrick A. Murphy

           IF TO WELLS FARGO:

           WELLS FARGO BANK MINNESOTA,
              NATIONAL ASSOCIATION
           Customized Fiduciary Services
           Sixth and Marquette; N9303-120
           Minneapolis, Minnesota 55479
           Fax:  612-667-9825
           Phone:  612-667-3961
           Attention:  Nicholas D. Tally

            If the Company, the Plan Committee or Wells Fargo receives any notice of any third party claim against amounts to be distributed to a holder of an Allowed Claim pursuant to this Agreement, a copy of the notice shall be immediately forwarded to each other party.

19. SUCCESSORS AND ASSIGNS. None of the parties hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of each other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; PROVIDED, HOWEVER, that the Creditors' Committee may assign its rights to the Plan Committee. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

20. SUCCESSOR BY MERGER. Wells Fargo may not assign its benefits or delegate its duties hereunder without the prior written consent of the Company; PROVIDED, HOWEVER, that if Wells Fargo merges into or with, or consolidates with, or sells, leases or transfers its corporate trust business and assets as a whole or substantially as a whole to, any entity that (i) is a corporation or association organized and doing business under the laws of the United States of America or any state thereof, (ii) is subject to supervision or examination by Federal or State authority, and (iii) has a combined capital surplus of at least $50,000,000, no such consent will be necessary for any such successor to act as a Disbursing Agent hereunder. Subject to the preceding sentence, any corporation or association into or with which Wells Fargo may be merged, or with which it may be consolidated, or to which it may sell, lease or transfer its corporate trust business and assets as a whole or substantially as a whole, will be and become a successor Disbursing Agent hereunder and will be vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereunder as was its predecessor, without the execution or filing of any instrument on the part of any of the parties hereto; PROVIDED, HOWEVER, that Wells Fargo will notify the Company and the Plan Committee in writing of any impending merger, consolidation or sale, lease or transfer of its corporate trust business reasonably in advance of the consummation thereof.

21. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of federal or state courts in the State of New York in respect of any claims based upon or arising out of this Agreement.

22. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

23. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by any party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

24. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to Wells Fargo's role as a Disbursing Agent and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written.

25. SECTION HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION

                                    By: /s/ Nicholas D. Tally
                                        ------------------------------------
                                       Name: Nicholas D. Tally
                                       Title: Vice President


                                    OFFICIAL UNSECURED CREDITORS' COMMITTEE

                                    By: /s/ Patrick A. Murphy
                                        ------------------------------------
                                       Name:  Patrick A. Murphy
                                       Title: Counsel


                                    WASHINGTON GROUP INTERNATIONAL, INC.

                                    By: /s/ Richard D. Parry
                                        ------------------------------------
                                       Name: Richard D. Parry
                                       Title: Senior Vice President and
                                              General Counsel

                                    EXHIBIT A

                                    ACCOUNTS

ACCOUNT NUMBER:             ACCOUNT NAME:                       ACCOUNT TYPE:
12178900             WGI Class 6 Disbursement Account         Custody Account
12178901             WGI Class 7 Disbursement Account         Trust Account

                                                                       Exhibit B


                      AGENCY AND CUSTODY ACCOUNT DIRECTION
                                FOR CASH BALANCES


DIRECTION TO USE WELLS FARGO FUNDS FOR CASH BALANCES FOR THE FOLLOWING
ACCOUNT(S):

            ACCOUNT NAMES:          WASHINGTON GROUP INTERNATIONAL BKY DIST.

            ACCOUNT NUMBER(S):      12178900

YOU ARE HEREBY DIRECTED TO INVEST, AS INDICATED BELOW OR AS I SHALL DIRECT FURTHER FROM TIME TO TIME, ALL CASH IN THE ACCOUNT IN THE FOLLOWING MONEY MARKET PORTFOLIO OF WELLS FARGO FUNDS (THE "FUND") (CHECK ONE):

/ / WELLS FARGO CASH INVESTMENT MONEY MARKET SERVICE CLASS FUND
/ / WELLS FARGO GOVERNMENT MONEY MARKET SERVICE CLASS FUND
/ / WELLS FARGO 100% TREASURY MONEY MARKET FUND
/ / WELLS FARGO NATIONAL TAX-FREE INSTITUTIONAL MONEY MARKET SERVICE CLASS FUND

I ACKNOWLEDGE THAT I HAVE RECEIVED, AT MY REQUEST, AND REVIEWED THE FUND'S PROSPECTUS AND HAVE DETERMINED THAT THE FUND IS AN APPROPRIATE INVESTMENT FOR THE ACCOUNT.

I UNDERSTAND FROM READING THE FUND'S PROSPECTUS THAT WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, ("WELLS FARGO BANK") SERVES AS INVESTMENT ADVISOR, CUSTODIAN AND TRANSFER AGENT FOR THE FUND; I ALSO UNDERSTAND THAT WELLS FARGO BANK WILL BE PAID, AND ITS BANK AFFILIATES MAY BE PAID, FEES FOR SERVICES TO THE FUND AND THAT THOSE FEES MAY INCLUDE SHAREHOLDER SERVICING FEES AS DESCRIBED IN THE FUND'S PROSPECTUS.

I UNDERSTAND THAT YOU WILL NOT EXCLUDE AMOUNTS INVESTED IN THE FUND FROM ACCOUNT ASSETS SUBJECT TO FEES UNDER THE ACCOUNT AGREEMENT BETWEEN US.

I UNDERSTAND THAT INVESTMENTS IN THE FUND ARE NOT OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY, WELLS FARGO BANK OR ITS AFFILIATES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

I ACKNOWLEDGE THAT I HAVE FULL POWER TO DIRECT INVESTMENTS OF THE ACCOUNT.

I UNDERSTAND THAT I MAY CHANGE THIS DIRECTION AT ANY TIME AND THAT IT SHALL CONTINUE IN EFFECT UNTIL REVOKED OR MODIFIED BY ME BY WRITTEN NOTICE TO YOU.


                                        -----------------------------
                                        SIGNATURE

                                        ------------------------------
                                        DATE

                                                                       Exhibit C


                                SCHEDULE OF FEES
                      WASHINGTON GROUP INTERNATIONAL, INC.

                        FOR SERVICES AS DISBURSING AGENT

ACCEPTANCE FEE:                                             $10,000.00

Our Acceptance Fee encompasses all administrative and operational activities necessary to close the transaction. It includes but is not limited to the following:

o Assistance in the development of Letters of Transmittals and DTC Coordination effort.

o Review and comment on all necessary agreements and documents delivered at the closing.

o Preparation and delivery of any closing documents requested of the Disbursing Agent.

o Creation of the files and records necessary to carry out the duties of the Disbursing Agent throughout the life of the transaction.

o    Attendance at the pre-closing and closing, if necessary.

o Assistance to all professionals involved in the transaction to assure a timely and successful closing.

RECEIPT OF EACH SECURITYHOLDER CERTIFIED LIST:                    $2,000.00/FILE

CLASS 6 SECURED LENDER CLAIMS
DISTRIBUTION OF CASH AND NEW COMMON STOCK:

Typically the distribution of the cash portion of this recovery is forwarded to the agent bank for the entire credit facility for further dissemination. With respect to the Stock portion of this recovery, physical certificates will be registered in accordance with Letter of Transmittal instructions and forwarded to each financial institution by the Disbursing Agent. Should this be the case, our fee for this class will amount to $15,000.00.

CLASS 7 GENERAL UNSECURED CLAIMS
DISTRIBUTION OF NEW COMMON STOCK, TRANCHE A, B, & C WARRANTS, AND THE NET PROCEEDS DERIVED FROM THE TRANSFERRED AVOIDANCE ACTIONS:

There is a flat fee for this distribution of $20,000.00, which includes the below-referenced services:

     o Receive, inspect, and approve transmittal letters and cancel old Senior Subordinated Notes, as necessary.

     o    Calculate and issue the New Common Stock.

     o    Calculate and issue the Tranche A, B, & C Warrants.

     o Perform all of the functions required to exchange the Notes for the New Common Stock and Warrants.

     o    Statements of trust account activity.

     o    Respond promptly to written and telephonic inquiries.

     o Issue appropriate tax information based on the Debtor's instructions as to the type of reporting required.

OTHER FEES

REJECTION FEE: (For the handling of each deficient Letters of Transmittals)           $25.00


CUSTODY CHARGES:
        Annual Safekeeping Charge (per security)                                      $30.00
        Transaction Charges - other than a Wells Fargo Advantage Fund                 $25.00
                            - Wells Fargo Advantage Funds                             Waived


RECONCILEMENT OF ALL SECURITY DISBURSEMENTS                                    $100.00/month


IRS FORM 1099 REPORTING TO CREDITORS, IF APPLICABLE                               $4.50/Form
         This includes the cost of creating the forms and envelopes
DISBURSEMENTS OF CASH                                                           $2.50/check;
                                                                                 $25.00/wire
                                                                                    transfer

CHECK STOP PAYMENTS AND REISSUANCE                                               $25.00 each


Page 3 of 3

EXTRAORDINARY ADMINISTRATION FEES                                               $175.00/hour
         Extraordinary administration fees may be charged for                        Account
services beyond those contemplated by the Disbursing Agreement.                      Manager
You will be informed in advance of Wells Fargo's performance of                 $100.00/hour
services that are considered extraordinary.                                      Account Rep

MAINTENANCE OF THE REGISTER OF CREDITORS ENTITLED TO THE
TRANSFERRED AVOIDANCE ACTIONS, (IF APPLICABLE).                               $2,000.00/year

This proposal is based on the following assumptions:

     o     The initial targeted disbursement date is January 2002.

     o We have assumed approximately 45 Class 6 creditors and 600 class 7 creditors who will receive disbursements.

     o Convenience Class distributions will be charged the appropriate per check or per wire transfer fee previously quoted above.

     o Wells Fargo suggests enclosing a letter describing each disbursement and its calculation.

     o Cash distributions will be made through a bank controlled demand deposit account.

     o The Debtor or its professionals will provide Wells Fargo with instructions regarding the tax treatment of payments.

     o To the extent that the placement of the New Securities with the Disbursing Agent requires the preparation and filing of any Federal and State Tax Returns, such costs and the resultant tax, if any, will be born by the Debtor.

IF ANY OF THE ABOVE ASSUMPTIONS ARE INACCURATE, WELLS FARGO RESERVES THE RIGHT TO REVISIT AND ADJUST THIS FEE SCHEDULE ACCORDINGLY.

All out-of-pocket expenses will be billed at cost in addition to the above. Billing over 30 days past due are subject to a 1.5% per month late payment penalty on balance due.

SCHEDULE IS SUBJECT TO PERIODIC REVIEW AND ADJUSTMENT.
JANUARY 18, 2002

                                                                     Exhibit D-1


                   CERTIFICATE AS TO AUTHORIZED SIGNATURES



      This is to certify that until further notice the individuals named below, with specimen signatures included, are designated as the Authorized Representatives of Washington Group International, Inc. for purposes of directing Wells Fargo Bank Minnesota, N.A. as Disbursing Agent. The individuals below are authorized to initiate and approve transactions of all types:

NAME/TITLE/COMPANY                  SIGNATURE

---------------------               -----------------------------
Name                                Signature / Date

---------------------
Title

---------------------
Company


---------------------               -----------------------------
Name                                Signature / Date

---------------------
Title

---------------------
Company

                        Certified By:
                                     ----------------------------

                         ----------------------------------------
                         Title                            Date

                                                                     Exhibit D-2


                   CERTIFICATE AS TO AUTHORIZED SIGNATURES


      This is to certify that until further notice the individuals named below, with specimen signatures included, are designated as the Authorized Representatives of the Plan Committee for purposes of directing Wells Fargo Bank Minnesota, N.A. as Disbursing Agent. The individuals below are authorized to initiate and approve transactions of all types:

NAME/TITLE/COMPANY                  SIGNATURE

---------------------               -----------------------------
Name                                Signature / Date

---------------------
Title

---------------------
Company


---------------------               -----------------------------
Name                                Signature / Date

---------------------
Title

---------------------
Company


---------------------               -----------------------------
Name                                Signature / Date

---------------------
Title

---------------------
Company

                        Certified By:
                                     ----------------------

                        -----------------------------------
                        Title                        Date